Exhibit 23




       Consent of Ernst & Young LLP, Independent Auditors


We consent to the incorporation by reference in the Registration Statements (Form S-4 No. 33-44271 and Form S-8 No. 33-59866) of Hilb, Rogal and Hamilton Company and in the related prospectuses of our report dated February 12, 1997, with respect to the consolidated financial statements and schedule of Hilb, Rogal and Hamilton Company included in this Annual Report (Form 10-K) for the year ended December 31, 1996.

/s/ Ernst & Young, LLP

Ernst & Young LLP




Richmond, Virginia
March 21, 1997